Exhibit 5.1

[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

October 5, 2004

PMA Capital Corporation

1735 Market Street

Philadelphia, Pennsylvania 19103

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to PMA Capital Corporation, a Pennsylvania corporation (the “Company”), in connection with the Company’s offer to exchange (the “Exchange Offer”) up to $86,250,000 aggregate principal amount of its 7.50% Senior Secured Convertible Debentures due 2022 (the “New Debentures”) for a like aggregate principal amount of the Company’s outstanding 4.25% Senior Convertible Debentures due 2022 (the “Existing Debentures”). The New Debentures will be issued under a Senior Indenture (the “Senior Indenture”) between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), as supplemented by a supplemental indenture between the Company and the Trustee (the “Supplemental Indenture” and, together with the Senior Indenture, the “Indenture”). We are rendering this opinion in connection with the Registration Statement on Form S-4 and the Prospectus included therein (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), relating to the registration by the Company of the New Debentures and shares of Class A Common Stock, par value $5.00 per share, issuable upon conversion thereof (the “Common Stock”).

In our capacity as counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and all exhibits thereto, and such records of the Company, and other agreements, documents and instruments, including the Indenture, and such certificates or comparable documents of public officials, officers and representatives of the Company and other persons, and have made such inquiries of such officers, representatives and other persons and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth. In all cases, we have assumed the legal capacity and competence of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all

October 5, 2004

documents submitted to us as certified, conformed, photostatic or facsimile copies and the accuracy and completeness of all records and other information made available to us by the Company.

Based upon and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

(i) when (a) the Registration Statement has become effective under the Act and (b) the New Debentures have been duly executed and authenticated in accordance with the Indenture and duly issued and delivered by the Company in the manner contemplated in the Registration Statement and any prospectus or prospectus supplement relating thereto, the New Debentures will constitute valid and binding obligations of the Company; and

(ii) when the shares of Common Stock have been issued upon conversion of the New Debentures in accordance with the terms of the New Debentures, the shares of Common Stock will be validly issued, fully paid and non-assessable.

Our opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, marshalling or similar laws affecting creditors’ rights and remedies generally; general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law); and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy.

We express no opinion concerning the laws of any jurisdiction other than the federal laws of the United States, the laws of the Commonwealth of Pennsylvania and the laws of the State of New York.

We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus included therein. This opinion is not to be used, circulated, quoted, referred to or relied upon for any other purpose without our prior written consent.

Very truly yours,

/s/ Ballard Spahr Andrews & Ingersoll, LLP